Exhibit 32.2

ROANOKE ELECTRIC STEEL CORPORATION

SECTION 906

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

The undersigned hereby certifies in his capacity as an officer of Roanoke Electric Steel Corporation (the “Company”), pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the annual report of the Company on Form 10-K for the year ended October 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 11, 2006

/s/ Mark G. Meikle
Mark G. Meikle, Vice President-Finance, Asst. Treasurer and
Chief Financial Officer
(Principal Financial Officer)